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                                                    EXHIBIT 99.1

[CYTOGEN Logo]



Contacts:                                       Angela M. Bitting
                 				Russell-Welsh, Inc.
                 				(650) 312-0700, ext. 15




        CYTOGEN NAMES DR. H. JOSEPH REISER
       PRESIDENT AND CHIEF EXECUTIVE OFFICER

PRINCETON, NJ - August 24, 1998 - CYTOGEN Corporation
(Nasdaq:CYTO) today announced that it has appointed H.
Joseph Reiser, Ph.D. as president and chief executive officer and as a member of the board of directors.

Dr. Reiser brings extensive pharmaceutical and marketing experience to CYTOGEN. Since 1981, he has held positions of increasing responsibility at Berlex Laboratories, the U.S. subsidiary of Schering AG, culminating in his promotion to corporate vice president and general manager, pharmaceuticals.

During his 17-year tenure at Berlex, Dr. Reiser and his team achieved many milestones including the realization of significant revenue growth of the pharmaceutical division in his role as general manager from 1994 to 1998. Also during this time period, Dr. Reiser implemented new marketing programs including direct-to-consumer campaigns and was responsible for the initiation and management of diverse clinical development programs such as novel programs in pain management and gene therapy. In 1993, Berlex selected Dr. Reiser as its first vice president of technology and industry relations, where he identified and integrated strategic and functional technology priorities within the corporation. Prior to that time he was vice president of R&D responsible for preclinical research and development activities. His initial assignment at Berlex was to build a drug discovery effort via his appointment as director of pharmacology in 1981.

Also during his time at Berlex, Dr. Reiser served as the first president of Schering Berlin's Venture Corporation from 1993 to 1994 where he secured funding participation in diverse areas of pharmaceutical R&D and joint ventures. In addition, Dr. Reiser was active in U.S.-based and international licensing activities.

"We are delighted to have Joe join CYTOGEN as CEO," said
Chairman James A. Grigsby. "His leadership and marketing-based experience in the pharmaceutical industry will be instrumental in the success of the company and its products. While we welcome his scientific knowledge and background, he was selected by the board because of his broad experience base in the pharmaceutical industry and associated marketing and business accomplishments."



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CEO Announcement/Page 2



Dr. Reiser received his Ph.D. in physiology from Indiana
University School of Medicine, where he also earned his Master and Bachelor of Science degrees. He has held various teaching positions and has been awarded fellowships at the Likoff Cardiovascular Institute, the American Heart
Association (AHA) and the National Institutes of Health.
He also has served on editorial boards, a Steering
Committee of the Pharmaceutical Manufacturers Association and the board of several companies, including Berlex. He has authored more than 70 publications and presentations.

The company also announced that John E. Bagalay, Jr. will return to his prior obligations with Boston University after serving for the past seven months as CYTOGEN's interim chief executive officer.

"I want to express on behalf of the CYTOGEN board our sincere appreciation to John Bagalay. John has moved the company forward by putting the strategic focus on our marketed products, and he was instrumental in concluding the recent Targon transaction. He has worked long and hard at this job and has seen the company through this difficult transition. We thank him and are pleased that he will continue as a member of the CYTOGEN board of directors," said Grigsby.

CYTOGEN is a biopharmaceutical company engaged in the development, manufacture and commercialization of products for the targeted delivery of diagnostics and therapeutic substances directly to disease sites. CYTOGEN has demonstrated its ability to develop new technology from early discovery through clinical development, regulatory approval and commercial scale biologic manufacturing.

Information in this press release which is not historical is forward looking and involves risks and uncertainties.
Actual results may differ materially, for reasons discussed in the company's filings with the Securities and Exchange
Commission, including commercial acceptance of the Company's products.

NOTE TO EDITORS: Photo available on AP Photo Network at
URL:http://www.newscom.com.

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